AGREEMENT AND CONSENT TO ASSIGNMENT AND ASSUMPTION
OF PATENT LICENSE AGREEMENT
BETWEEN UNIVERSAL DISPLAY CORPORATION AND SAMSUNG SDI CO., LTD.

This AGREEMENT AND CONSENT TO ASSIGNMENT AND ASSUMPTION (the “Agreement and Consent”) is entered into this 4th of February, 2009, to be effective as of September 5, 2008 (the “Assumption Date”), by and among Universal Display Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618, U.S.A. (“UDC”); Samsung SDI, Co., Ltd., a corporation duly organized and existing under the laws of Korea, with its principal place of business at 575 Shin-dong, Youngtong-ku, Suwon, Kyungki-do 443-731, Korea (“Assignor”); and Samsung Mobile Display, Co., Ltd., a corporation duly organized and existing under the laws of Korea, with its principal place of business at 508 Sungsung-dong, Cheonan-si, Chungcheongnam-do 330-300, Korea (“Assignee”).

RECITALS

WHEREAS, Assignor and UDC are the parties to a certain OLED patent license agreement dated April 19, 2005, as amended by Amendment #1 effective as of January 1, 2007 (the “License Agreement”), and a certain OLED supplemental license agreement dated April 19, 2005 (the “Supplemental Agreement”), attached hereto as Exhibit A;

WHEREAS, Assignor has separated its businesses relating to mobile display products, including, but not limited to AMOLED and PMOLED products, by establishing the Assignee as its wholly owned subsidiary and transferring thereto all the assets and liabilities related to such businesses; and

WHEREAS, Assignor desires to assign the License Agreement and the Supplemental Agreement to Assignee as of the Assumption Date, Assignee desires to assume from Assignor on and after the Assumption Date, all of Assignor’s existing and subsequent rights and obligations under the License Agreement and the Supplemental Agreement, and UDC desires to agree such assignments on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereby agree as follows, effective as of the Assumption Date:

1.
Assignment.  Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s rights, titles, obligations, and interest in, to and under the License Agreement and the Supplemental Agreement as of the Assumption Date.

2.	Assumption; Bound as an Original Party.

(a)
Assignee unconditionally assumes and shall promptly, fully, completely and faithfully keep, fulfill, observe, perform and discharge each and every covenant and obligation that may accrue and become performable, due or owing under the License Agreement and the Supplemental Agreement on Assignor’s part to be performed.

(b)
Assignee shall perform the obligations of Assignor under the License Agreement and the Supplemental Agreement and Assignee shall be bound by all of the terms and conditions of the License Agreement and the Supplemental Agreement in every way as if Assignee were originally a party thereto.

(c)
UDC shall respect the Assignee as an original party to the License Agreement and the Supplemental Agreement and accordingly shall continue to perform all of its obligations under the License Agreement and the Supplemental Agreement, and UDC shall be bound by all of the terms and conditions of the License Agreement and the Supplemental Agreement in every respect as if Assignee were originally a party thereto.

3.
Assignor shall be bound to and responsible for the obligations set forth in the License Agreement and the Supplemental Agreement accrued before the Assumption Date and UDC hereby releases Assignor from any and all covenants, liability or obligations under the License Agreement and the Supplemental Agreement that may arise on or after the Assumption Date; provided, however, that the confidentiality obligations bound to Assignor under Article 6 of the License Agreement shall remain applicable even after the Assumption Date.

4.	Assignee and UDC hereby agree to the assignment of the License Agreement as prescribed hereunder and to fulfill its obligations under the same to the other party.

5.	Pursuant to Article 9.7 of the License Agreement, Assignee hereby notifies to UDC that all future communications and notice shall be addressed to Assignee as follows:
            Samsung Mobile Display, Co., Ltd.
            428-5 Gongse-dong, Giheung-gu
            Yongin-si, Kyungki-do 446-577, Korea
            Attention: Legal Team
            Fax No.: +82-31-288-4529
            Tel No.: +82-31-288-4522

6.	All the capitalized terms not defined herein shall have the meaning set forth in the License Agreement.

7.	All the terms and conditions under the License Agreement and the Supplemental Agreement shall remain unchanged and continue in effect unless otherwise amended hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Consent as of the date first above written.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Steven V. Abramson
Name:	Steven V. Abramson
Title:	President

Assignor		Assignee
SAMSUNG SDI CO., LTD.		SAMSUNG MOBILE DISPLAY CO., LTD.

By:	/s/ Jae Wan Chi	By:	/s/ Sungrak Son
Name:	Jae Wan Chi	Name:	Sungrak Son
Title:	Executive Vice President	Title:	Vice President
General Counsel